                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 10-KSB of our report dated March 26, 1996 (except with respect to the matters discussed in Note 3, as to which the date is July 8, 1996). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                          Arthur Andersen LLP
Boston, Massachusetts
April 10, 1997